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                                                                    Exhibit 24.1

NORTH CAROLINA                                                    AMENDMENT TO

CATAWBA COUNTY                                                POWER OF ATTORNEY


           WHEREAS, Fresh Foods, Inc., a North Carolina corporation, hereinafter referred to as the "Company", the Fresh Foods, Inc. 1994 Employee Stock Purchase Plan, hereinafter referred to as the "Plan", and certain of the Company's Officers and Directors, did on June 26, 1997, execute a Power of Attorney to individually appoint David R. Clark, Matthew V. Hollifield, and James R. Simpson II, and each of them, the agent and attorney-in-fact for each of them, to execute and deliver, for and on behalf of each of them, a Registration Statement on Form S-8, with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, and covering the Company's registration of the Plan and 150,000 shares of its common stock, and any and all amendments and post-effective amendments to such Registration Statement; and

           WHEREAS, the Registration Statement was duly filed on May 17, 1994, as Registration No. 33-79014; and

           WHEREAS, that since the execution of said Power of Attorney, the undersigned James E. Harris has become Executive Vice President of the Company and its principal financial officer, and the undersigned Noland M. Mewborn has become Vice President - Finance of the Company and its principal accounting officer; and both wish to join in the execution of said Power of Attorney;

           NOW, THEREFORE

           KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby individually appoints David R. Clark, Matthew V. Hollifield and


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James R. Simpson II, and each of them, the agent and attorney-in-fact for the undersigned, to execute and deliver for and on behalf of the undersigned, any and all amendments and post-effective amendments to the Registration Statement on Form S-8 for Registration No. 33-79014.

           IN WITNESS WHEREOF, the undersigned individual has set his hand and seal to the foregoing Amendment to Power of Attorney, this 15th day of August, 1998.


                                       /s/ James E. Harris
                                       ---------------------------------------
                                       Executive Vice President and
                                       Chief Financial Officer



                                       /s/ Noland M. Mewborn
                                       ---------------------------------------
                                       Vice President - Finance and Chief
                                       Accounting Officer

STATE OF NORTH CAROLINA

COUNTY OF CATAWBA

           I, Rita B. Isenhour, a Notary Public, do hereby certify that the aforesaid individuals personally appeared before me this day and acknowledged the due execution of the foregoing instrument for the purposes therein contained.

           Witness my hand and seal, this 20th day of August, 1998.


                                       /s/ Rita B. Isenhour
                                       ---------------------------------------
                                                    Notary Public


My commission expires: July 28, 2002.